EVI Industries Completes Acquisition of Girbau North America

The Acquisition Enhances EVI’s Leadership Position with Talented People, High-Quality Products, and New Technologies, and is Expected to Substantially Increase Operating Income

MIAMI, Florida — April 2, 2025 — (BUSINESS WIRE)—EVI Industries, Inc. (NYSE American: EVI) (“EVI” or the “Company”) announced today the completion of its previously announced acquisition of Girbau North America, Inc. (“GNA”), a master distributor of commercial laundry products.

The addition of GNA represents a transformational event in the Company’s history as it is expected to substantially increase EVI’s leading market position in the North American commercial laundry industry, expand EVI’s talent base with a core management team that averages 25 years of industry experience, and provide a platform through which EVI may accelerate its market share growth. Through GNA, EVI will continue to promote the sale of Girbau-manufactured products across GNA’s longstanding distributor network. Additionally, GNA may expand its product offerings to include new OEM representations and sell additional parts, supplies, and other complementary products in the pursuit of EVI’s goal to enhance its position as the industry’s leading provider of best-in-class solutions across the industrial, on-premise, vended, and multifamily segments of the North American commercial laundry industry.

For the twelve-month period ended December 31, 2024, GNA generated $75 million of revenue, approximately 9.5% operating income, and produced a five-year compounded annual growth rate in revenue of 11%. On a pro forma basis, for the twelve-month period ended December 31, 2024, GNA would have contributed approximately $50 million in net revenue and approximately $7 million in operating income, a 14% and 54% increase in revenue and operating income, respectively.

The companies believe that EVI’s entrepreneurial culture will help GNA’s seasoned leadership team drive sales growth and profitability. It is expected that, consistent with EVI’s buy-and-build growth strategy, GNA will operate on a decentralized basis and continue to be led by its existing management team, who will be empowered to make strategic and operational decisions tailored to the particular needs of GNA’s distributor customers.

Henry M. Nahmad, EVI’s Chairman and CEO, commented: “Across the thirty acquisitions we have made, we have honored our word to the families who have entrusted us with their longstanding businesses, ensuring their names, employees, and values are preserved. Along the way, we have created an entrepreneurial culture where each business has made valuable contributions towards our long-term growth goals. We are grateful for the strategic decision the Girbau family made and continue to believe that EVI represents a highly desirable destination for business owners, vendor partners, and professionals who share our values and principles and who seek to be a part of one of the industry’s fastest growing and most exciting companies.”

Credit Agreement Amendment and Extension: On March 28, 2025, EVI amended its Credit Agreement to extend the maturity date from May 2027 to March 2030, increase the amount of the revolving commitments by $50 million (to $150 million), and increase the accordion feature by $10 million (to $50 million), for a total of $200 million. The remainder of the terms and conditions of the Credit Agreement remain substantially unchanged. The extended Credit Agreement includes Bank of America and Wells Fargo as lenders, with Bank of America remaining as the “Lead Arranger.”

EVI’s 10-Year Growth Story

EVI is the largest value-added distributor of commercial laundry products and provider of related technical installation and maintenance services in North America. Through disciplined execution of its buy-and-build growth strategy and a thriving entrepreneurial culture, EVI has established itself as the leader in the highly fragmented North American commercial laundry distribution and services market. Since 2016, EVI has, among other things, completed thirty acquisitions, expanded into new geographies, retained and invested in additional sales and service personnel, broadened its OEM representations, and implemented advanced operating technologies. EVI maintains a founder-led management team with CEO, Henry M. Nahmad, and other executives and regional leaders that principally include founders of its acquired businesses, who collectively own more than 60% of the Company. EVI believes that its ownership and leadership structure allow management to operate with the necessary independence to maintain its focus on long-term value creation, including through industry consolidation, organic growth, and technological modernization. Since 2016, EVI has delivered a compounded annual growth rate in revenue, net income, and adjusted EBITDA of 31%, 19%, and 28%, respectively, while maintaining a low-leverage balance sheet that has positioned the Company to execute on strategic transactions.

EVI’s Core Principles: EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate each business as a local business and empower its leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Forward Looking Statements

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to the acquisition of GNA, including that the acquisition may not be accretive to EVI’s earnings or otherwise have a positive impact on EVI’s financial condition or operating results, including revenues or operating income, to the extent anticipated or at all and that other potential benefits of the acquisition may not be realized to the extent anticipated or at all,, integration risks, risks related to the business, operations and prospects of GNA and EVI’s plans with respect thereto, the effect of the completion of the acquisition on the parties’ business relationships and businesses generally, and risks related to EVI’s indebtedness, including the indebtedness incurred in connection with the acquisition. In addition, while the acquisition was completed on April 1, 2025, the pro forma information set forth in this press release gives effect to the acquisition as if it was completed on January 1, 2024. Further, the pro forma information reflects adjustments based on currently available information and assumptions which management believes are reasonable under the circumstances but may not prove to be accurate. Accordingly, the pro forma information is presented for informational purposes only and is not necessarily indicative of what EVI’s results would have been had the acquisition been completed on the date assumed, nor does it purport to project the financial condition or operating results of EVI for any future period or as of any future date. Reference is also made to other economic, competitive, governmental, technological and other risks and factors discussed in EVI’s filings with the Securities and Exchange Commission, including, without limitation, those disclosed in the “Risk Factors” section of Amendment No. 1 to EVI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 13, 2024. Many of these risks and factors are beyond EVI’s control. In addition, past performance and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of stock-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of stock-based compensation to net income. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

Contact Information	Investor Relations
EVI Industries, Inc.	Craig Ettelman
4500 Biscayne Boulevard, Suite 340	Director of Finance and Investor Relations
Miami, Florida 33137	305.402.9303
305.402.9300	info@evi-ind.com